UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2017

Science Applications International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, Reston, VA 20190

(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Science Applications International Corporation (the “Company”) held its virtual annual meeting of stockholders on June 7, 2017 (the “Annual Meeting”). The holders of 36,093,231 shares of common stock of the Company, or 82.58% of the outstanding shares entitled to vote as of the record date for the Annual Meeting, were represented at the Annual Meeting in person or by proxy.  The final voting results on each of the matters presented to stockholders for a vote is set forth below.

1.	The nominees to the Board of Directors of the Company were elected, each for a one-year term, based upon the following votes:

	Number of Votes
Director Nominee	For	Against	Abstain	Broker Non-Votes
Robert A. Bedingfield	30,826,802	397,802	189,270	4,679,357
Deborah B. Dunie	30,784,783	438,571	190,520	4,679,357
John J. Hamre	30,799,914	421,046	192,914	4,679,357
Timothy J. Mayopoulos	28,409,377	2,595,557	408,940	4,679,357
Anthony J. Moraco	30,936,886	346,760	130,228	4,679,357
Donna S. Morea	30,835,158	379,932	198,784	4,679,357
Edward J. Sanderson, Jr.	30,674,636	546,670	192,568	4,679,357
Steven R. Shane	30,846,277	369,028	198,569	4,679,357

2.

The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers of the Company as disclosed in the Company’s proxy statement was approved based upon the following votes:

Number of Votes
For	30,303,495
Against	762,559
Abstain	347,820
Broker Non-Votes	4,679,357

3.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 2, 2018 was approved based upon the following votes:

Number of Votes
For	35,760,395
Against	245,774
Abstain	87,062

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017

Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary